Exhibit 99.1

PRESS RELEASE

	Contacts:	Robert McPherson
Sr. Vice President, CFO
Metals USA Holdings Corp
FOR IMMEDIATE RELEASE		954-202-4000

METALS USA REPORTS FIRST QUARTER 2010 RESULTS

April 26, 2010 – FORT LAUDERDALE, FLORIDA – Metals USA Holdings Corp. (NYSE: MUSA) today reported its results for the three months ended March 31, 2010. Operating income for the first quarter of 2010 was $12.7 million compared to an operating loss of $20.9 million recorded for the three months ended March 31, 2009. Sales revenues for the first quarter of 2010 were $287.9 million compared to sales revenues of $330.2 million for the first quarter of 2009. Metal shipments for the first quarter of 2010 were 249,000 tons compared to first quarter of 2009 shipments of 248,000 tons. The quarter ended with net income of $0.1 million, exceeding previously issued guidance for net income of $(1.2) to $(0.4) million.

Adjusted EBITDA (as defined and calculated in the attached table), a non-GAAP financial measure used by Metals USA and its lenders to evaluate the performance of the business, was $18.2 million for the first quarter of 2010, which exceeds our first quarter 2009 Adjusted EBITDA of negative $14.9 million. Interest expense for the quarter was $11.7 million, which included $3.1 million of interest on the Company’s Senior Floating Rate Toggle Notes due 2012 that was paid entirely in kind. The Company recognized depreciation and amortization expenses during the quarter of $4.6 million.

Lourenco Goncalves, the Company’s Chairman, President and C.E.O., stated: “Market conditions continue to improve, as we see increases in customer inquiries and order volumes. Raw material prices continue to rise and metal prices are following.” Mr. Goncalves added: “Our first quarter results prove the effectiveness of our efforts to work out of smaller inventories. Also important, our previous cost reduction efforts were a decisive component of our improved performance this quarter. We will continue to manage our inventory and drive profitability.”

The Company had $84.0 million drawn under its asset-based credit facility (the “ABL Facility”) at March 31, 2010, with excess availability of $155.8 million which was up from $122.9 million at December 31, 2009. Net debt increased by $13.0 million during the quarter to $475.3 million on March 31, 2010 due primarily to an increase in working capital. Net cash used in operating activities for first quarter of 2010 was $9.6 million. During the first quarter 2010, our working capital increased as we experienced an environment of modestly increasing prices and slowly recovering end-market demand. Increases of $25.1 million in our accounts receivable balance and $7.7 million in our inventories were the primary contributors to operating cash outflows for the quarter. Availability under the ABL Facility expanded commensurate with the increase in working capital. Inventory tonnage at March 31, 2010 was consistent with inventory tonnage at December 31, 2009. Capital expenditures were $0.5 million for the quarter.

On April 9, 2010 the Company completed its initial public offering (the “IPO”) of 11,426,315 common shares at a price of $21.00 per share. The stock began trading that day on the New York Stock Exchange under the ticker symbol MUSA. On April 14, 2010 the Company announced the redemption of all of its Senior Floating Rate Toggle Notes due 2012 with the IPO proceeds. The IPO proceeds and the Company’s receipt of a Federal tax refund of approximately $15.0 million on April 13th would have effectively reduced the Company’s net debt and increased total liquidity as of March 31 by approximately $230.0 million and $63.0 million, respectively.

Conference Call and Webcast

Metals USA has scheduled a conference call for Monday, April 26, 2009 at 11 a.m. Eastern Time. Anyone interested in hearing the call live may gain access via the Company’s website. A replay of the call will be available approximately two hours after the live broadcast ends and will be available until approximately May 30, 2010. To access the replay, dial (888) 203-1112 and enter the pass code 7487740.

About Metals USA

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s historical Form 10-Ks and Form 10-Qs which are on file with the Securities and Exchange Commission for more complete historical information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission, together with press releases and other information investors may find of interest, can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the federal securities law which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. Such statements include, but are not limited to, statements concerning the Company’s plans, projections concerning revenue, profitability, raw material pricing, cash flows, earnings, sales, volumes, balance sheet strength, debt or other financial and operational measures; projected working capital needs; demand trends for the Company’s products or its markets; pricing trends for metal or other raw materials and finished goods and the impact of pricing changes; anticipated capital expenditures; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain; projected timing, results, benefits, costs, charges and expenditures related to acquisitions or divestitures; the ability to operate profitably and generate cash in the current economic environment, the ability to capture and maintain margins and market share and to develop or take advantage of future opportunities, new products, services and markets; expectations for Company and customer inventories and customer orders; expectations for the economy and markets or improvements therein; expectations for improving earnings, margins or shareholder value; and other non-historical matters. Factors that could cause the Company’s results to differ materially from actual results or current expectations include, but are not limited to, changes in metal prices, the effect of economic conditions generally in the United States and international economies and within major product markets, including a prolonged or substantial economic downturn; the effect of consolidation or other actions of our suppliers; disruptions in our sources of supply; increased competition and the other factors detailed in the Company’s Registration Statement on Form S-1 relating to its IPO under the caption “Risk Factors” and other reports filed with the Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date and the Company disclaims any duty to update the information herein.

- Tables follow -

Metals USA Holdings Corp.

Unaudited Consolidated Statements of Operations

(In millions)

	Three Months Ended
	March 31,		December 31,
	2010	2009	2009

Revenues:
Net sales	$287.9	$330.2	$245.3
Operating costs and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	218.4	287.7	187.7
Operating and delivery	31.3	34.7	29.2
Selling, general and administrative	21.0	24.0	18.5
Depreciation and amortization	4.6	4.7	4.7
Gain on sale of property and equipment	(0.1)	—	—

Operating income (loss)	12.7	(20.9)	5.2
Other (income) expense:
Interest expense	11.7	19.3	13.0
Gain on extinguishment of debt	—	(32.3)	(3.0)
Other (income) expense, net	—	(0.1)	0.5

Income (loss) before income taxes	1.0	(7.8)	(5.3)
Provision (benefit) for income taxes	0.9	(3.7)	(0.9)

Net income (loss)	$0.1	$(4.1)	$(4.4)

Metals USA Holdings Corp.

Unaudited Consolidated Balance Sheets

(In millions, except share amounts)

	March 31, 2010	December 31, 2009

Assets
Current assets:
Cash	$4.9	$6.0
Accounts receivable, net of allowance of $6.4 and $6.3, respectively	156.0	131.5
Inventories	223.7	216.0
Deferred income tax asset	14.8	14.5
Prepayments and other	5.2	6.5

Total current assets	404.6	374.5
Property and equipment, net	179.8	183.4
Intangible assets, net	7.3	8.4
Goodwill	45.6	45.6
Other assets, net	18.1	15.9

Total assets	$655.4	$627.8

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$63.9	$56.4
Accrued liabilities	46.5	38.9
Current portion of long-term debt	0.1	0.1

Total current liabilities	110.5	95.4
Long-term debt, less current portion	480.1	468.2
Deferred income tax liability	84.9	84.8
Other long-term liabilities	22.9	23.1

Total liabilities	698.4	671.5

Commitments and contingencies
Stockholders’ deficit:
Common stock, $.01 par value, 140,000,000 shares authorized, 25,598,527 and 25,576,563 issued and outstanding at March 31, 2010 and December 31, 2009, respectively	0.2	0.2
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued or outstanding at March 31, 2010 and December 31, 2009, respectively	—	—
Additional paid-in capital	7.7	7.5
Retained deficit	(50.9)	(51.0)
Accumulated other comprehensive loss	—	(0.4)

Total stockholders’ deficit	(43.0)	(43.7)

Total liabilities and stockholders’ deficit	$655.4	$627.8

Metals USA Holding Corp.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended March 31,
	2010	2009

Cash flows from operating activities:
Net income (loss)	$0.1	$(4.1)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Gain on sale of property and equipment	(0.1)	—
Provision for bad debts	0.6	1.0
Depreciation and amortization	5.1	5.2
Gain on extinguishment of debt	—	(32.3)
Amortization of debt issuance costs and discounts on long-term debt	1.1	1.5
Deferred income taxes	(0.2)	10.5
Stock-based compensation	0.1	0.1
Non-cash interest on PIK option	3.1	8.2
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(25.1)	18.3
Inventories	(7.7)	111.3
Prepayments and other	1.3	0.4
Accounts payable and accrued liabilities	12.2	5.8
Other operating	(0.1)	(1.9)

Net cash (used in) provided by operating activities	(9.6)	124.0

Cash flows from investing activities:
Sale of assets	0.1	—
Purchases of assets	(0.5)	(0.9)
Acquisition costs, net of cash acquired	—	(4.2)

Net cash used in investing activities	(0.4)	(5.1)

Cash flows from financing activities:
Borrowings on credit facility	46.5	45.0
Repayments on credit facility	(37.5)	(162.0)
Repayments of long-term debt	(0.2)	(8.6)
Excess tax benefit from stock-based compensation	0.1	—

Net cash provided by (used in) financing activities	8.9	(125.6)

Net decrease in cash	(1.1)	(6.7)
Cash, beginning of period	6.0	166.7

Cash, end of period	$4.9	$160.0

Metals USA Holdings Corp.

Unaudited Supplemental Segment and Non-GAAP Information

(In millions, except shipments)

	Three Months Ended
	March 31,		December 31,
	2010	2009	2009

Segment:

Flat Rolled and Non-Ferrous:
Net sales	$152.0	$140.9	$116.7
Operating income (loss)	$10.9	$(2.3)	$6.8
Depreciation and amortization	$1.8	$1.8	$1.6
EBITDA (1)	$12.7	$(0.5)	$8.4
Adjusted EBITDA (2)	$12.7	$(0.5)	$8.4
Shipments (3)	134	113	105

Plates and Shapes:
Net sales	$121.9	$172.5	$109.9
Operating income (loss)	$9.1	$(8.7)	$3.0
Depreciation and amortization	$2.4	$2.4	$2.6
EBITDA (1)	$11.5	$(6.3)	$5.6
Adjusted EBITDA (2)	$11.5	$(6.3)	$5.6
Shipments (3)	117	137	115

Building Products:
Net sales	$16.2	$19.7	$20.2
Operating loss	$(1.7)	$(4.3)	$(1.3)
Depreciation and amortization (5)	$0.6	$0.6	$0.7
EBITDA (1)	$(1.1)	$(3.7)	$(0.6)
Adjusted EBITDA (2)	$(1.1)	$(3.3)	$0.1
Shipments (3)	—	—	—

Corporate and other:
Net sales	$(2.2)	$(2.9)	$(1.5)
Operating loss	$(5.6)	$(5.6)	$(3.3)
Depreciation and amortization	$0.3	$0.4	$0.4
EBITDA (1)	$(5.3)	$(5.2)	$(2.9)
Adjusted EBITDA (2)	$(4.9)	$(4.8)	$(2.6)
Shipments (3) (4)	(2)	(2)	(1)

Consolidated:
Net sales	$287.9	$330.2	$245.3
Operating income (loss)	$12.7	$(20.9)	$5.2
Depreciation and amortization (5)	$5.1	$5.2	$5.3
EBITDA (1)	$17.8	$(15.7)	$10.5
Adjusted EBITDA (2)	$18.2	$(14.9)	$11.5
Shipments (3)	249	248	219

(1)	EBITDA is the summation of Operating income (loss) and Depreciation and amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or a measure of liquidity.
(2)	Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indentures governing our notes.
(3)	Unaudited and is expressed in thousands of tons. Not a meaningful measure for Building Products.
(4)	Negative net sales and shipment information represent the elimination of intercompany transactions.
(5)	Includes depreciation expense recorded in cost of sales.

EBITDA and Adjusted EBITDA Non-GAAP Measures, Reconciliations and Explanations

EBITDA represents net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA (as defined by the loan and security agreement governing the ABL facility and the indentures governing our notes) is defined as EBITDA further adjusted to exclude certain non-cash, non-recurring and realized (or in the case of the indentures, expected) future cost savings directly related to prior acquisitions. EBITDA and Adjusted EBITDA are not defined terms under GAAP. Neither EBITDA nor Adjusted EBITDA should be considered an alternative to operating income or net income as a measure of operating results or an alternative to cash flow as a measure of liquidity.

There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

*	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

*	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

*	income tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by our investors and other interested parties, as well as by our management, in the evaluation of companies in our industry, many of which present EBITDA when reporting their results. In addition, EBITDA provides additional information used by our management and board of directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes EBITDA facilitates their operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).

We believe that the inclusion of supplemental adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about the performance of the business, and we are required to reconcile net income to Adjusted EBITDA to demonstrate compliance with debt covenants. Management uses Adjusted EBITDA as a key indicator to evaluate performance of certain employees.

	Three Months Ended
	March 31,		December 31,
	2010	2009	2009
	(In millions)

Operating income (loss)	$12.7	$(20.9)	$5.2
Depreciation and amortization (1)	5.1	5.2	5.3

EBITDA	17.8	(15.7)	10.5
Indenture defined adjustments to EBITDA:
Facility closure and severance costs	—	0.4	0.6
Stock options and grant expense	0.1	0.1	0.1
Management fees and other costs	0.3	0.3	0.3

Adjusted EBITDA	$18.2	$(14.9)	$11.5

(1)	Includes depreciation expense recorded in cost of sales for the Building Products Group.